UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

May 3, 2005

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On May 3, 2005, the Compensation Committee of the Board of Directors of News Corporation (the “Company”) approved the acceleration of vesting of unvested out-of-the-money stock options granted under the Company’s 2004 Stock Option Plan. The affected options are those with exercise prices greater than A$19.74 per share, which was the closing price of the Company’s Class A common stock (as traded on the Australian Stock Exchange in the form of CHESS Depositary Interests) on May 2, 2005. Prior to the Company’s reorganization in the United States, stock options were granted to employees with Australian dollar exercise prices. As a result of this action, the vesting of approximately 19,862,000 previously unvested stock options was accelerated and are now immediately exercisable. None of the unvested stock options held by directors, some of whom have options with exercise prices in excess of A$19.74, were accelerated.

The Compensation Committee’s decision to accelerate the vesting of these options was in anticipation of compensation expense to be recorded subsequent to the effective date of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”) on July 1, 2005. SFAS 123R requires companies to recognize the grant-date fair value of stock options issued to employees as an expense in the income statement, and as of the effective date will require the Company to recognize the compensation costs related to share-based payment transactions, including stock options. In addition, the Compensation Committee considered that because these options had exercise prices in excess of the current market value they were not fully achieving their original objectives of incentive compensation and employee retention, and it believed that the acceleration would have a positive effect on employee morale. The future compensation expense to be recorded upon adoption of SFAS 123R that is eliminated as a result of the acceleration of the vesting of these options is approximately $100 million ($65 million net of tax) of which $58 million ($38 million net of tax) and $42 million ($27 million net of tax) will be realized in fiscal years 2006 and 2007, respectively.

The following table summarizes information with respect to the options subject to the accelerated vesting. Outstanding options vest in four annual installments from the grant date:

Australian Dollar Exercise Price	Grant Date	Unvested Options Subject to Acceleration (approx.)
A$19.78	August 2003	15,888,000
A$25.10	December 2001	3,674,000
Various	Various	300,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Dated: May 5, 2005